For Immediate Release	For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc.
Amends its Revolving Credit Facility

New York, NY, November 11, 2010......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, announced today that the Company has amended its revolving credit facility with General Electric Capital Corporation, acting as agent for a syndicate of lenders.  The amended credit facility continues to provide for a line of credit up to $200 million, reduces by 100 basis points the applicable margins relating to the calculation of interest rates, and extends the maturity date to March 2014.

The revolving credit facility will continue to be secured primarily with the Company’s accounts receivable, inventory and fixed assets similar to the existing advance rate formulas.

Mr. James J. Burke, Standard Motor Products’ Chief Financial Officer, stated, “We are very pleased to enter into this amended credit facility with our lenders. We believe that this arrangement capitalizes on our strong financial performance and improved credit conditions by allowing us to lower our borrowing costs and will be beneficial to our shareholders.”

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37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com